UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2021, Hillenbrand, Inc. (the “Company”) announced the decision of Joe A. Raver to retire from the Company as its President and Chief Executive Officer and a member of the Board of Directors (the “Board”), effective December 31, 2021. Concurrently, the Company announced that Kimberly K. Ryan, Hillenbrand Senior Vice President and President of its Coperion business, has been selected to succeed Mr. Raver as President and Chief Executive Officer, effective January 1, 2022, at which time she will also join the Board. In the interim, Ms. Ryan has been named Executive Vice President, effective immediately. Mr. Raver and Ms. Ryan will work closely together to ensure a smooth leadership transition.

Ms. Ryan, age 54, has been with the Company since 1989. During her tenure, she has served in a variety of senior leadership roles, including President of Batesville Casket Company, and most recently as President of Coperion since 2015. As Executive Vice President, Ryan moves out of her role as President of Coperion. Ulrich Bartel, President of Coperion’s Polymer Division, has been named Coperion President and joins the Hillenbrand Executive Management Team, effective immediately.

The Company expects to enter into a new employment agreement and change in control agreement with Ms. Ryan, and at such time will file an amendment to this Form 8-K summarizing the terms of these agreements.

There are no family relationships between Ms. Ryan and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between the Company and Ms. Ryan that would require disclosure under Item 404(a) of Regulation S-K. Mr. Raver’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The press release attached as Exhibit 99.1 to this Report contains more detail regarding the retirement and appointments set forth above.

Item 7.01 Regulation FD Disclosure.

Exhibit 99.1 is incorporated into this Item 7.01 by reference. The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 2, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer